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                                                                    Exhibit 23.2
                                                                    ------------


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Staples, Inc. 1998 Employee Stock Purchase Plan - II of our report dated March 4, 1999 with respect to the consolidated financial statements of Staples, Inc. included in its Annual Report on Form 10-K for the year ended January 30, 1999, filed with the Securities and Exchange Commission.



                                    /s/ Ernst & Young LLP

                                    ERNST & YOUNG LLP


Boston, Massachusetts
September 21, 1999